Exhibit 99.1

QUEST DIAGNOSTICS REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•	Full year revenue and adjusted earnings per diluted share guidance unchanged

•	First quarter adjusted diluted EPS from continuing operations of $0.84, vs. $0.89 in 2013

•	First quarter adjusted diluted EPS was reduced by approximately $0.11 due to unseasonably harsh winter

•	First quarter reported diluted EPS from continuing operations of $0.71, vs. $0.72 in 2013

•	First quarter revenues $1.75 billion, 2.3% below prior year

MADISON, N.J., APRIL 24, 2014 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today that for the first quarter ended March 31, 2014, adjusted income from continuing operations was $122 million, or $0.84 per diluted share, compared to $143 million, or $0.89 per diluted share, for 2013. Reported income from continuing operations was $104 million, or $0.71 per diluted share, compared to $116 million, or $0.72 per diluted share, in 2013.

Reported income from continuing operations in the first quarter of 2014 was negatively impacted by $18 million after tax, or $0.13 per diluted share, primarily related to restructuring and integration costs associated with recent acquisitions and the company’s ongoing efforts to drive operational excellence. In the first quarter of 2013, reported income from continuing operations was reduced by $27 million after tax, or $0.17 per diluted share, of restructuring and integration costs.

Revenues from continuing operations were $1.75 billion for the first quarter, 2.3% below the prior year. Diagnostic information services revenues decreased 2.1%. Volume, measured by the number of requisitions, increased 0.7% versus the prior year. Revenue per requisition was 2.8% below the prior year, primarily due to expected changes in reimbursement and last year’s toxicology acquisition. Recent acquisitions added approximately 2.5% to diagnostic information services revenue growth and approximately 3.5% to volume versus the prior year. The company estimates that the unseasonably harsh winter throughout the United States reduced revenues and volume by approximately 2% and adjusted diluted earnings per share by approximately $0.11.

For the first quarter of 2014, adjusted operating income from continuing operations was $236 million, or 13.5% of revenues, compared to $272 million, or 15.2% of revenues, for 2013. For the first quarter of 2014, reported operating income from continuing operations was $208 million, or 11.9% of revenues, compared to $227 million, or 12.7% of revenues, in 2013. Cash provided by operations during the first quarter of 2014 was $84 million, compared to $47 million in the first quarter of 2013.

“We made progress executing our five-point strategy in the quarter, and saw signs of continued stabilization in underlying pricing, volume and revenue trends, despite the unusually harsh winter,” said Steve Rusckowski, President and CEO. “We expect to show positive revenue growth beginning in the second quarter of 2014 and throughout the remainder of the year. We continue to make progress on our top priority of restoring growth, have completed three acquisitions so far this year and recently signed a laboratory professional services relationship with our first integrated delivery network. In addition, we are pleased that Congress took positive action in the recent legislation to provide needed clarity around timing and process for changes to the Clinical Lab Fee Schedule.”

Outlook for Full-Year 2014

For 2014, the company estimates results from continuing operations, before special items, as follows, consistent with the guidance it provided on March 10 in conjunction with the completion of the Solstas transaction:

•	Revenues to increase 2% to 4% compared to the prior year;

•	Adjusted earnings per diluted share to be between $3.95 and $4.15;

•	Cash provided by operations to approximate $900 million; and

•	Capital expenditures to approximate $300 million

Note on Non-GAAP Financial Measures

As used in this press release, for the purpose of earnings the term “adjusted” refers to the operating performance measures that exclude restructuring, integration and other charges. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call.  A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 800-937-2485 for domestic callers or 203-369-3858 for international callers. Telephone replays will be available from 10:30 a.m. Eastern Time on April 24 until midnight Eastern Time on May 23, 2014. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics
Quest Diagnostics is the world's leading provider of diagnostic information services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at QuestDiagnostics.com.
The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company's 2013 Annual Report on Form 10-K and other items throughout the Form 10-K and the company's Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

TABLES FOLLOW

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Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2014 and 2013
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net revenues	$1,746	$1,787

Operating costs and expenses:
Cost of services	1,101	1,092
Selling, general and administrative	415	448
Amortization of intangible assets	22	19
Other operating expense, net	—	1
Total operating costs and expenses	1,538	1,560

Operating income	208	227

Other income (expense):
Interest expense, net	(39)	(40)
Equity in earnings of equity method investees	6	6
Other income, net	1	4
Total non-operating expenses, net	(32)	(30)

Income from continuing operations before taxes	176	197
Income tax expense	65	73
Income from continuing operations	111	124
Income from discontinued operations, net of taxes	—	20
Net income	111	144
Less: Net income attributable to noncontrolling interests	7	8
Net income attributable to Quest Diagnostics	$104	$136

Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$104	$116
Income from discontinued operations, net of taxes	—	20
Net income	$104	$136

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.72	$0.73
Income from discontinued operations	—	0.13
Net income	$0.72	$0.86

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.71	$0.72
Income from discontinued operations	—	0.13
Net income	$0.71	$0.85

Weighted average common shares outstanding:
Basic	144	158
Diluted	145	159

Operating income as a percentage of net revenues	11.9%	12.7%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2014 and December 31, 2013
(in millions, except per share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$144	$187
Accounts receivable, net	977	852
Inventories	99	91
Deferred income taxes	153	148
Prepaid expenses and other current assets	115	105
Total current assets	1,488	1,383
Property, plant and equipment, net	851	805
Goodwill	5,920	5,649
Intangible assets, net	1,078	896
Other assets	213	215
Total assets	$9,550	$8,948

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$969	$920
Short-term borrowings and current portion of long-term debt	223	212
Total current liabilities	1,192	1,132
Long-term debt	3,724	3,120
Other liabilities	614	723
Stockholders' equity:
Quest Diagnostics stockholders' equity:
Common stock, par value $0.01 per share; 600 shares authorized at both March 31, 2014 and December 31, 2013; 215 shares issued at both March 31, 2014 and December 31, 2013	2	2
Additional paid-in capital	2,381	2,379
Retained earnings	5,415	5,358
Accumulated other comprehensive loss	(11)	(8)
Treasury stock, at cost; 71 shares at both March 31, 2014 and December 31, 2013	(3,795)	(3,783)
Total Quest Diagnostics stockholders' equity	3,992	3,948
Noncontrolling interests	28	25
Total stockholders' equity	4,020	3,973
Total liabilities and stockholders' equity	$9,550	$8,948

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2014 and 2013
(in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$111	$144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75	70
Provision for doubtful accounts	75	72
Deferred income tax benefit	(10)	—
Stock-based compensation expense	12	5
Excess tax benefits from stock-based compensation arrangements	—	(1)
Other, net	(2)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(152)	(132)
Accounts payable and accrued expenses	(86)	(77)
Income taxes payable	70	(29)
Other assets and liabilities, net	(9)	(4)
Net cash provided by operating activities	84	47

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(567)	(90)
Capital expenditures	(68)	(49)
Increase in investments and other assets	(1)	(1)
Net cash used in investing activities	(636)	(140)

Cash flows from financing activities:
Proceeds from borrowings	1,513	176
Repayments of debt	(923)	(132)
Purchases of treasury stock	(32)	(62)
Exercise of stock options	12	14
Excess tax benefits from stock-based compensation arrangements	—	1
Dividends paid	(43)	(48)
Distributions to noncontrolling interests	(3)	(3)
Other financing activities, net	(15)	(6)
Net cash provided by (used in) financing activities	509	(60)

Net change in cash and cash equivalents	(43)	(153)

Change in cash and cash equivalents included in assets held for sale	—	(9)

Cash and cash equivalents, beginning of period	187	296

Cash and cash equivalents, end of period	$144	$134

Cash paid during the period for:
Interest	$52	$52
Income taxes	$9	$84

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2014	2013
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Income from continuing operations	$104	$116
Income from discontinued operations, net of taxes	—	20
Net income attributable to Quest Diagnostics’ common stockholders	$104	$136

Income from continuing operations	$104	$116
Less: Earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$103	$115

Weighted average common shares outstanding - basic	144	158
Effect of dilutive securities:
Stock options and performance share units	1	1
Weighted average common shares outstanding - diluted	145	159

Earnings per share attributable to Quest Diagnostics' common stockholders - basic:
Income from continuing operations	$0.72	$0.73
Income from discontinued operations	—	0.13
Net income	$0.72	$0.86

Earnings per share attributable to Quest Diagnostics' common stockholders - diluted:
Income from continuing operations	$0.71	$0.72
Income from discontinued operations	—	0.13
Net income	$0.71	$0.85

2)
Adjusted amounts for operating income, operating income as a percentage of net revenues, income from continuing operations attributable to Quest Diagnostics' stockholders, and diluted earnings per common share represent the Company's results before the impact of restructuring, integration and other charges. Adjusted measures are presented because management believes those measures are useful adjuncts to reported results under accounting principles generally accepted in the United States when comparing results of operations from period to period. Adjusted measures should not be considered as an alternative to the corresponding measures determined under accounting principles generally accepted in the United States. The following tables reconcile reported results to adjusted results:

	Three Months Ended March 31, 2014
	(dollars in millions, except per share data)
		Restructuring and Integration Charges	Other
	As Reported	(a)	(b)	As Adjusted
Operating income	$208	$24	$4	$236
Operating income as a % of net revenues	11.9%	1.4%	0.2%	13.5%
Income from continuing operations attributable to Quest Diagnostics' stockholders (c)	$104	$15	$3	$122
Diluted earnings per common share	0.71	0.11	0.02	0.84

(a)
Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business ($12 million in cost of services and $12 million in selling, general and administrative expenses).

(b)	Principally represents costs incurred related to the settlement of a legal matter.

(c)	For the restructuring, integration and other charges, income tax benefits, where recorded, were calculated using a combined federal and state rate of 38.2%.

	Three Months Ended March 31, 2013
	(dollars in millions, except per share data)
		Restructuring and Integration Charges
	As Reported	(d)	As Adjusted
Operating income	$227	$45	$272
Operating income as a % of net revenues	12.7%	2.5%	15.2%
Income from continuing operations attributable to Quest Diagnostics' stockholders (e)	$116	$27	$143
Diluted earnings per common share	0.72	0.17	0.89

(d)
Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business ($18 million in cost of services and $27 million in selling, general and administrative expenses).

(e)	For the restructuring and integration charges, income tax benefits were calculated using a combined federal and state rate of 38.4%.

3)
Other income, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three months ended March 31, 2014 and 2013, other income, net includes gains of $1 million and $3 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

4)
For the three months ended March 31, 2014, the Company repurchased 0.6 million shares of its common stock at an average price of $52.80 per share for $32 million. At March 31, 2014, $796 million remained available under the Company’s share repurchase authorizations.

5)
Income from discontinued operations, net of taxes, for the three months ended March 31, 2013, includes discrete tax benefits of $20 million associated with favorable resolution of a portion of certain tax contingencies related to our NID business, which was wound down in 2006.

6)
The outlook for adjusted diluted earnings per common share represents management’s estimates for the full year 2014 before the impact of restructuring, integration and other charges. This measure is presented because management believes it is a useful adjunct to the corresponding amount determined under accounting principles generally accepted in the United States since it is meaningful to evaluate the Company’s ongoing operating performance and is on a basis consistent with previous estimates of diluted earnings per common share. Adjusted diluted earnings per common share is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to the corresponding amount determined under accounting principles generally accepted in the United States.

The following table reconciles our 2014 diluted earnings per common share outlook, on an adjusted basis, to the corresponding amount determined under accounting principles generally accepted in the United States. The outlook, on an adjusted basis, excludes the impact of restructuring, integration and other charges.

	Outlook for 2014 Before Special Items
		Restructuring and Integration Charges	Other
	As Reported	(a)	(b)	As Adjusted
Diluted earnings per common share	$3.82 - $4.02	$0.11	$0.02	$3.95 - $4.15

(a)	Represents pre-tax costs of $24 million primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(b)	Represents pre-tax costs of $4 million principally related to the settlement of a legal matter.